Exhibit 16.1

September 24, 2014

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements made by Integrated Drilling Equipment Holdings Corp. (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K, as part of the Form 8-K of Integrated Drilling Equipment Holdings Corp. dated September 18, 2014. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

PricewaterhouseCoopers LLP, 1201 Louisiana, Suite 2900, Houston, TX 77002-5678

T: (713) 356 4000, F: (713) 356 4717, www.pwc.com/us